Exhibit 99.1
NASDAQ: NWBI Current Market Value: $12.00 As of May 7, 2010 N O R T H W E S T

Forward-Looking Statements 2 This presentation contains forward-looking statements, which can be identified by the use of words such as "estimate," "project," "believe," "intend," "anticipate," "plan," "seek," "expect" and words of similar meaning. These forward-looking statements include, but are not limited to: statements of our goals, intentions and expectations; statements regarding our business plans, prospects, growth and operating strategies; statements regarding the asset quality of our loan and investment portfolios; and estimates of our risks and future costs and benefits. These forward-looking statements are based on current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are beyond our control. In addition, these forward-looking statements are subject to assumptions with respect to future business strategies and decisions that are subject to change. The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: changes in laws or government regulations or policies affecting financial institutions, including changes in regulatory fees and capital requirements; general economic conditions, either nationally or in our market areas, that are worse than expected; competition among depository and other financial institutions; inflation and changes in the interest rate environment that reduce our margins or reduce the fair value of financial instruments; adverse changes in the securities markets; our ability to enter new markets successfully and capitalize on growth opportunities; our ability to successfully integrate acquired entities, if any; changes in consumer spending, borrowing and savings habits; changes in our organization, compensation and benefit plans; our ability to continue to increase and manage our commercial and residential real estate, multi-family, and commercial and industrial loans; possible impairments of securities held by us, including those issued by government entities and government sponsored enterprises; the level of future deposit premium assessments; the impact of the current recession on our loan portfolio (including cash flow and collateral values), investment portfolio, customers and capital market activities; the impact of the current governmental effort to restructure the U.S. financial and regulatory system; changes in the financial performance and/or condition of our borrowers; and the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Securities and Exchange Commission, the Public Company Accounting Oversight Board, the Financial Accounting Standards Board and other accounting standard setters. Because of these and other uncertainties, our actual future results may be materially different from the results indicated by these forward- looking statements. Please see "Risk Factors" beginning on page 26 of the prospectus.

Holding Company is regulated by the OTS, Bank is regulated by the FDIC and PA Department of Banking 171 retail banking locations 51 consumer finance locations ($116.3 mil in assets, $2.7 mil in net income for year ended 12/31/09) 1,697 full-time and 316 part-time employees Total assets of $8.0 billion Net loans of $5.2 billion Deposits of $5.6 billion Total tangible shareholders' equity of $1.1 billion Tangible Common Equity Ratio - 14.2% Corporate Profile and Overview 3 Market Capitalization Current market capitalization of $1.3 billion Ranked 3rd in market capitalization and 6th in total asset size among banks headquartered in Pennsylvania. Ranked approximately 50th in market cap nationally.

Common Stock Offerings 1994 - MHC IPO - $69.0 million 2003 - MHC Incremental Offering - $115 million 2009 - Second -step Offering - $688 million Trust Preferred Stock Offerings 2001 - $69 million public offering 2005 - $100 million private offering Capital Transactions 4

Current Market Price $12.00 Price to Book Value 102% Price to Tangible Book Value 118% Price as a Multiple of Earnings 25x Trading Multiples of Common Shares 5

Attractive Franchise 6

Experienced Management & Board of Directors 7 Executive officers average 27 years of banking experience. Average tenure for executive officers at Northwest is approximately 19 years. Stable and experienced Board of Directors; 8 out of 9 Independent Directors

Historical Performance

Asset Growth 9 Northwest has demonstrated the ability to both safely leverage its capital and change its strategic direction when necessary. Leveraging Strategy Diversification & Profitability Strategy

Growth of Our Franchise Since IPO 10 About 50% of our balance sheet growth was organic, the other 50% was accomplished through mergers and acquisitions. Organic Growth 55 De Novo Branch Openings 24 Northwest Consumer Discount offices Merger and Acquisition activity: Branch Purchases - 10 acquisitions with 8 different banks from which we acquired 43 offices Whole Bank Acquisitions - 13 acquisitions from which we acquired 32 new offices Northwest Consumer Discount Company - 10 acquisitions from which we added 10 offices We have also acquired an asset management company, a brokerage office and a benefits consulting firm

Commercial Business One-to-Four Family Multi-Family & Commerical Consumer & Home Equity East 3.3 59.5 12.6 24.6 Composition of Loan Portfolio 11 December 2005 Commercial Business One-to-Four Family Multi-Family & Commerical Consumer & Home Equity East 7 44.1 23.3 25.6 December 2009

Composition of Deposits 12 Checking Savings Money Market Certificates of Deposit East 18.3 17.9 11.4 52.4 12 December 2005 December 2009 Checking Savings Money Market Certificates of Deposit East 22.3 16.4 14.6 46.7

Interest Rate Spread 13 While organic and acquisition growth successfully leveraged Northwest's capital, net interest spread was relatively flat and below peer averages. Changes in loan and deposit mix were needed to improve profitability ratios.

Deposit Growth 14 14

Stock Performance and Per Share Information

Price Performance Since IPO (11/4/94) 16 Source: SNL Financial As of February 3, 2010 Since its IPO in 1994, Northwest has significantly outperformed the Nasdaq Bank Index and the S&P 500 Index.

Tangible Book Value Per Share 17 (Adjusted for Splits and Second-Step Exchange) 233% Increase 610% Increase

Annual Dividends Paid Per Share (adjusted for splits and exchanges) 18 In early years, dividend payments were controlled as Northwest was focused on retaining capital and growing its franchise. In recent years, as acquisitions became expensive, Northwest steadily increased its dividends and provided a strong dividend yield. * * For the six months ended 12/31/05

Asset Quality

Reserve & Charge-Offs History 20 Northwest's actual losses have historically been much lower than its peer group. Conservative underwriting and a commitment to working with our borrowers, have kept our losses at comparatively low levels during the current economic crisis. ( Dollars in thousands)

Delinquent Loans As a % of Total Loans (30 to 90+ days) Total Delinquency % by Loan Type (30 to 90+ days) Delinquent Loans 21

Loan Breakdown By State 22 Dollars in thousands Loans by State (based on borrowers' residence) at December 31, 2009 90% of our loans are located in our core market of Pennsylvania and New York.

Average Mortgage Loan Balance and LTV Northwest's average mortgage balance is extremely low which enables borrowers to continue making their payments during times of economic challenge. Conservative underwriting has ensured that Northwest's mortgage customers have a significant equity position in their homes. $3.3 billion of our $5.3 billion in gross loans are residential mortgage and home equity loans. 23

Strategic Direction

Investment of Proceeds of Second-Step Funds temporarily invested in overnight deposits Difficult environment to improve yield Want to stay short-term or variable rate Do not want to increase credit-risk exposure in investment portfolio Use funds to grow loan portfolio while being mindful of interest rate risk. Leveraging of Proceeds of Second-Step Continue organic growth strategies - especially focused on improving loan and deposit mix Continue strategic goal of opening five de novo offices a year Maintain a disciplined acquisition strategy Investment and Leveraging of Second Step 25

Disciplined Acquisition Strategy 26 Opportunity in our market areas: In PA, NY, OH and MD - approximately 170 public and private banks and thrifts with assets between $300 million and $3 billion On a selective basis, we would consider: whole bank acquisitions FDIC assisted transactions branch divestitures

Disciplined Acquisition Strategy 27 Acquisition criteria Strategic first preference is for acquisitions within our current markets secondarily, we prefer acquisitions in contiguous or near contiguous market areas prefer banks that add complementary products and services, diversified deposit mixes and strong branch networks

Investment Opportunity

Investment Opportunity in Northwest 29 Things we plan to do: Continuing our evolution of becoming more bank-like Continue our disciplined acquisition strategy in our current or adjacent markets Focus on self-originated small business and commercial credits vs. residential loans Dividends and stock buybacks Things we don't plan to do: Originate subprime or alt-a loans Originate option ARMs Lend outside of our market area Purchase participations in commercial or commercial real estate loans Change our fundamental business plan Experienced management team Conservative credit culture Substantial growth opportunities in attractive markets Attractive price given our strong capital position

N O R T H W E S T announces the acquisition of

NexTier Overview 31 NexTier Bank is a privately held commercial bank founded in 1878 and headquartered in Butler, PA, 30 miles north of downtown Pittsburgh At March 31, 2010 the Company had: $584 million in assets $376 million in gross loans $514 million in deposits $18 million in tangible common equity (3.11% of tangible assets) Positive one year gap of 24% (asset sensitive) NexTier has 16 branches in Western Pennsylvania 12 branches in Butler County 3 branches in Allegheny County 1 branch in Armstrong County

Transaction Summary 32 Acquisition of an extremely attractive core deposit base 38% demand deposits Cost of deposits of 0.58% Attractively priced transaction 100% cash, $200 per share or $20.3 mm in total consideration 113% of tangible book value, 88% of book value $2.3 mm premium on tangible book, 0.46% premium on deposits 35% cost savings $0.05 per share accretion to EPS Accretive to ROA and ROE Return on investment in excess of 25% Accretive to tangible book value within 1 year

Asset Quality 33 $376 million loan portfolio $314 million of loans are in the Pennsylvania market $62 million of loans are in Arizona and other markets $37.6 million in non-performing assets $8.5 million of non-performing assets are in the Pennsylvania market $29.2 million of non-performing assets are in Arizona and other markets Problem assets are primarily out of market, have been thoroughly reviewed and are adequately reserved for in NWBI's pricing of the transaction (estimated loan mark of $7 million will enhance the current reserve of $5.7 million) Price adjustment mechanism if interim loss provision exceeds threshold of $7 million Walk away provision if delinquent loans(1) exceeds threshold of $48 million (1) Delinquent Loans shall mean (i) all loans with principal and/or interest that are 45 or more days past due and still accruing interest, (ii) all loans with principal and/or interest that are non-accruing or classified as non- accrual, (iii) all Other Real Estate Owned, (iv) all net charge-offs occurring after the date of this Agreement, and (v) all losses recognized by NexTier on the sale of any loans occurring after the date of this Agreement; provided that "NexTier Delinquent Loans" shall be as determined by (in the following descending order of priority in the case of any conflict or discrepancy), any (1) Regulatory Authority (regardless of whether such determination by a Regulatory Authority is formal or informal or communicated in writing or otherwise), (2) NexTier's external auditors, or (3) any independent third party who produces a report or analysis on which NexTier's board of directors, any committee thereof, or management relies in determining NexTier's loan loss provision, or any adjustment thereto.

Extensive Credit Review Process 34 NexTier engaged a third party credit review firm in December 2009 who reviewed 222 commercial loans with an aggregate balance of $240 mm (70%) NWBI engaged a third party credit review firm in March 2010 who reviewed 129 loans with an aggregate balance of $175 mm (62% of commercial portfolio) including all watch and past due loans over $500k, the 50 largest credit relationships and Arizona loans over $1 mm NWBI anticipates an incremental loan mark of $7 mm Pro Forma Texas Ratio of 14.5% Pro Forma NPLs / Loans of 2.46% Due Diligence NexTier has aggressively charged off problem credits Credit Quality

Transaction Highlights 35 Northwest Savings Bank NexTier Bank, NA Acquisition Criteria NexTier Transaction Preference for in-market transactions NWBI's market share moves from #7 in Butler County to #2 Adds 12 branches and $345 mm of deposits in Butler County Adds 3 branches and $64 mm of deposits in Allegheny County Adds 1 branch with $19 mm of deposits in Armstrong County Improves the deposit mix 38% demand deposits Cost of deposits of 0.58% Adds complementary products / services Insurance Wealth management Armored courier services Fit NWBI's current market president came from NexTier Footprint Complements NWBI's existing North Pittsburgh branches

Market Share 36 Allegheny Deposit Market Share Armstrong Deposit Market Share Butler Deposit Market Share Deposit market share as of June 30, 2009 and June 30, 2008.

Composition of Deposits 37 Transaction MMDA & Savings Certificates of Deposit East 22.9 32.8 44.3 Transaction MMDA & Savings Certificates of Deposit East 18.3 29.3 52.4 Transaction MMDA & Savings Certificates of Deposit East 22.3 31 46.7 NWBI December 2005 NWBI December 2009 NexTier December 2009 Pro Forma December 2009 Transaction MMDA & Savings Certificates of Deposit East 29.5 52.3 18.1 Cost of Deposits: 2.35% Cost of Deposits: 1.79% Cost of Deposits: 0.78% Cost of Deposits: 1.71% Cost of deposits for each respective year.

Commercial Business One-to-Four Family Multi-Family & Commerical Construction Consumer & Home Equity East 12.3 16.6 52.7 6.8 11.6 Composition of Loan Portfolio 38 Commercial Business One-to-Four Family Multi-Family & Commerical Construction Consumer & Home Equity East 7.4 42.3 25.3 0.5 24.7 Commercial Business One-to-Four Family Multi-Family & Commerical Consumer & Home Equity East 3.3 59.5 12.6 24.6 NWBI December 2005 Commercial Business One-to-Four Family Multi-Family & Commerical Consumer & Home Equity East 7 44.1 23.3 25.6 NWBI December 2009 NexTier December 2009 Pro Forma December 2009 Yield: 6.23% Yield: 6.17% Yield: 5.67% Yield: 6.14% Yield on loans for each respective year.